Exhibit 99.2

                   UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

     On June 3, 2005, Berman Center, Inc. (f/k/a "LB Center, Inc." and "Bio-Dyne Corporation" and referred to herein as the "Company") along with LBC MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of the Company ("Merger Sub") and certain existing stockholders of the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Berman Health and Media, Inc., a privately held Delaware corporation ("BHM"), pursuant to which the Company would be acquired by BHM in a merger transaction wherein Merger Sub would merge with and into BHM, with BHM being the surviving corporation (the "Merger"). On June 16, 2005, the Merger closed and BHM became a wholly-owned subsidiary of the Company.

     The Unaudited Combined Pro Forma Statement of Operations and Balance Sheet for the year ended March 31, 2005 illustrate the effect of the acquisition of BHM. The Unaudited Combined Pro Forma Statement of Operations and Balance Sheet assume that the acquisition was completed as of March 31, 2005.

     The pro forma adjustments are based upon currently available information and upon assumptions that management of the Company believe are reasonable. The unaudited combined pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of the Company actually would have been if the acquisition had occurred on the date referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period.

     The Unaudited Combined Pro Forma Statement of Operations and Balance Sheet are for information purposes only and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated date. The unaudited combined pro forma financial statements should be read in conjunction with the historical financial statements of BHM attached hereto as Exhibit 99.1.

                               BERMAN CENTER, INC.
             COMBINED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                            YEAR ENDED MARCH 31, 2005

                             BERMAN                BERMAN HEALTH AND                            PRO-FORMA AS
                             ------                -----------------                            ------------
                          CENTER, INC.              MEDIA, INC. (*)          ADJUSTMENTS          ADJUSTED
                          ------------              ---------------          -----------          --------
Revenue                              -                    1,115,637                    -           1,115,637

Cost of Services                                          1,165,431                                1,165,431
Selling general and
  administrative expense       155,490                    1,870,035                                2,025,525


Net Loss                     (155,490)                  (1,919,829)                              (2,075,319)


*  Contains the annual results of Berman Health and Media, Inc. as of December 31, 2004

                               BERMAN CENTER, INC.
                  COMBINED PRO FORMA BALANCE SHEET (UNAUDITED)
                            YEAR ENDED MARCH 31, 2005

                                                          (unaudited)
                                       BERMAN           BERMAN HEALTH AND                           PRO-FORMA AS
                                       ------           -----------------                           ------------
                                     CENTER INC.           MEDIA, INC.           ADJUSTMENTS          ADJUSTED
                                     ----------            -----------           -----------          --------
ASSETS

       Cash                                1,930                34,980                (1,930) (1)          34,980
       Other assets                                             45,458                                     45,458
       Property and
       Equipment                         576,790                                                          576,790


Total Assets                               1,930               657,228                (1,930)             657,228

Liabilities
       Accounts payable
       and accrued expenses              498,954 (2)           183,360                      -             682,314
       Deferred Revenue                                         86,579                                     86,579
       Deferred Rent                                            86,958                                     86,958


Total Liabilities                        498,954               356,897                      -             855,851

Stockholders Equity

       Common stock                       29,952                10,200               (24,485) (3)          15,667
       APIC                           10,397,866             2,966,142           (10,403,269) (3)       2,960,739
       Deferred Comp                           -              (85,119)                   (64) (3)        (85,183)
       Deficit accumulated          (10,924,842)           (2,590,892)             10,425,888 (3)     (2,590,892)

Total Stockholders
(deficit)                              (497,024)               300,331                (1,930)             300,331

Total Liabilities and
stockholders equity                        1,930               657,228                (1,930)           1,156,182

(1) Elimination of cash not assumed in the reverse merger

(2) Bankruptcy liability assumed in the reverse merger

(3) Elimination of equity of subsidiary as part of the reverse merger


                                       3